Media & Analysts:	Sean Blakley
(713) 627-4963

Date:	November 7, 2007
Spectra Energy Partners, LP Reports Third Quarter 2007 Financial Results
•	Ongoing net income of $23.8 million

•	Cash Available for Distribution of $37.1 million

•	Declared Cash Distribution of $0.30 per common unit on October 24
HOUSTON — Spectra Energy Partners, LP (NYSE:SEP) today reported third quarter 2007 net income of $134.3 million. This includes a one-time benefit of $110.5 million from the reversal of income tax liabilities. As a master limited partnership, Spectra Energy Partners is not subject to federal income taxes.
Excluding this one-time benefit, ongoing net income for the current quarter was $23.8 million compared with $13.6 million for third quarter 2006. The increase resulted primarily from higher demand for transportation and storage services and earnings from expansion projects placed into service in 2006 and 2007.
For the quarter ended September 30, 2007, Spectra Energy Partners reported Cash Available for Distribution of $37.1 million.
“The strength of our asset portfolio combined with a well-executed growth plan founded on organic expansion was clearly evident in this quarter’s results,” said Greg Harper, president and chief executive officer of Spectra Energy Partners. “We are confident we will deliver on the financial expectations for our first year,” Harper added.

Spectra Energy Partners closed its initial public offering on July 2, 2007. Earnings for periods prior to the date of the initial public offering are attributable to Spectra Energy Partners Predecessor, which consists of various subsidiaries and assets of Spectra Energy Partners’ general partner, Spectra Energy Corp (NYSE: SE).
Results from Operations
During the quarter, Spectra Energy Partners reported operating income of $9 million compared with $6.1 million in third quarter 2006. The increase in earnings resulted primarily from the completion of East Tennessee Natural Gas’ (ETNG) Jewell Ridge expansion project and other new contracts commencing service near the end of 2006. Operating income excludes equity earnings from investments in Gulfstream Natural Gas System, L.L.C. (Gulfstream) and Market Hub Partners Holding (MHP).
Equity Investment in Gulfstream
Spectra Energy Partners recognized $9.9 million equity earnings from its 24.5 percent interest in Gulfstream in the third quarter compared with $5 million in third quarter 2006. The increase in earnings resulted from strong demand for interruptible transportation services and capitalization of previously expensed development costs, a result of favorable regulatory orders and other progress at Gulfstream’s Phase IV project. For the quarter, Spectra Energy Partners’ share of Gulfstream’s Cash Available for Distribution was $14 million.
Equity Investment in MHP
Spectra Energy Partners recognized $8.6 million in equity earnings from its 50 percent interest in MHP during the third quarter compared with $5.7 million in third quarter 2006. The increase in earnings is primarily a result of high demand for storage services and an increase in storage capacity from expansion projects placed into service in 2006. For the quarter, Spectra Energy Partners’ share of MHP’s Cash Available for Distribution was $9.7 million.

Interest Income and Expense
At the close of the initial public offering, Spectra Energy Partners borrowed approximately $319 million. As a result, interest expense increased by $4.4 million over third quarter 2006. In connection with the indebtedness incurred at closing, Spectra Energy Partners purchased marketable securities of approximately $196 million. As a result, interest income increased by $2.8 million over third quarter 2006.
Capital Expenditures and Equity Investments
During the quarter, Spectra Energy Partners spent $6 million for expansion and maintenance capital expenditures at ETNG and invested an additional $6.9 million in Gulfstream and $7.1 million in MHP for expansion projects.
Additional Information
An analyst conference call is scheduled for 9:00 a.m. CST today, November 7, 2007 to discuss Spectra Energy Partners’ third quarter results. The conference call can be accessed via the investors’ section of Spectra Energy Partners, LP’s web site (http://www.spectraenergypartners.com) or by dialing (888) 252-3715 in the United States or (706) 634-8942 outside the United States. The confirmation code is 19764372 or “Spectra Energy Partners Earnings Call.”
Please call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available after 12:30 pm November 7, 2007, until midnight CST, February 7, 2008, by dialing (800) 642-1687 with Conference ID 19764372. The international replay number is (706) 645-9291, Conference ID 19764372. A replay and transcript also will be available by accessing the investors’ section of Spectra Energy Partners, LP’s web site.
This release includes “forward-looking statements” which represent our intentions, plans, expectations, assumptions and beliefs about future events. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. These factors, as well as additional factors that could affect our forward-looking statements, are described in our filings that we make with the SEC, which are available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Reconciliation of Non-GAAP Financial Measures
This press release includes certain financial measures, including ongoing net income, Adjusted EBITDA, and Cash Available for Distribution that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
Spectra Energy Partners’ management uses ongoing net income, which is a non-GAAP financial measure as it represents earnings from continuing operations, adjusted for special items, as a measure to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing net income provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods.
Spectra Energy Partners defines Adjusted EBITDA as net income plus interest expense, income taxes, and depreciation and amortization, less equity in earnings of Gulfstream and MHP, interest income, and other income and expenses, net, which primarily includes non-cash allowance for funds used during construction (AFUDC).
Spectra Energy Partners defines Cash Available for Distribution as Adjusted EBITDA plus Cash Available for Distribution from Gulfstream and MHP, less net cash paid for interest expense (income), net and maintenance capital expenditures. Cash Available for Distribution does not reflect changes in working capital balances.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Adjusted EBITDA nor Cash Available for Distribution are presented as alternatives to net income (loss) or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.
Spectra Energy Partners, LP (NYSE: SEP) is a Delaware master limited partnership that owns interests in natural gas transportation and storage assets in the United States. Spectra Energy Partners’ assets include the East Tennessee Natural Gas system, a 1,400-mile natural gas transportation pipeline located in the Southeastern United States, and 24.5 percent of Gulfstream Natural Gas System, L.L.C., which owns a 690-mile natural gas pipeline that connects Mobile Bay to the central Florida peninsula through the Gulf of Mexico. The combined systems are capable of transporting 2.4 billion cubic feet (Bcf) of natural gas per day. Spectra Energy Partners also owns 50 percent of Market Hub Partners, a partnership that owns high deliverability salt cavern storage assets capable of storing 35 Bcf of natural gas. Visit www.spectraenergypartners.com for more information.
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Spectra Energy Partners, LP
September 2007
Quarterly Highlights
(Unaudited)
(In millions)

	Three Months Ended
	September 30,
	2007	2006

INCOME
Operating revenues	$23.8	$18.6
Operating expenses	14.8	12.5

Operating income	9.0	6.1
Equity in earnings of unconsolidated affiliates	18.5	10.7
Other income and expenses, net	0.1	0.4
Interest income	2.8	—
Interest expense	6.5	2.1

Earnings before income taxes	23.9	15.1
Income tax expense (benefit) (a)	(110.4)	1.5

Net income	$134.3	$13.6

Adjusted EBITDA (b)	$16.6	$10.8
Cash Available for Distribution (c)	$37.1	$24.1

CAPITAL AND INVESTMENT EXPENDITURES
Capital expenditures — East Tennessee	$6.0	$38.5
Investments
Gulfstream — our 24.5%	6.9	—
Market Hub — our 50%	7.1	—

Total capital and investment expenditures	$20.0	$38.5

(a) The 2007 third quarter includes a one-time benefit of $110.5 million from the reversal of income tax liabilities.
(b) Adjusted EBITDA is defined as net income plus interest expense, income taxes, and depreciation and amortization, less equity in earnings of Gulfstream and Market Hub, interest income, and other income and expenses, net, which primarily includes non-cash allowance for funds used during construction (AFUDC).
(c) Cash Available for Distribution is defined as Adjusted EBITDA plus Cash Available for Distribution from Gulfstream and Market Hub less net cash paid for interest expense (income), net and maintenance capital expenditures. Cash Available for Distribution does not reflect changes in working capital balances.

Spectra Energy Partners, LP
September 2007
Cash Available for Distribution and Adjusted EBITDA
(Unaudited)
(In millions)

	Three Months Ended
	September 30,
	2007	2006

Spectra Energy Partners

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution” to GAAP “Net Income”
Net income	$134.3	$13.6
Add:
Interest expense	6.5	2.1
Income tax expense (benefit)	(110.4)	1.5
Depreciation and amortization	7.5	4.7
Less:
Interest income	2.8	—
Equity in earnings of Gulfstream	9.9	5.0
Equity in earnings of Market Hub	8.6	5.7
Other income (expenses), net	—	0.4

Adjusted EBITDA	$16.6	$10.8

Add:
Cash Available for Distribution from Gulfstream	14.0	9.5
Cash Available for Distribution from Market Hub	9.7	5.7
Less:
Net cash paid for interest expense (income), net	1.0	—
Maintenance capital expenditures	2.2	1.9

Cash Available for Distribution	$37.1	$24.1

Spectra Energy Partners, LP
September 2007
Gulfstream — Cash Available for Distribution and Adjusted EBITDA
(Unaudited)
(In millions)

	Three Months Ended
	September 30,
	2007	2006

Gulfstream

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution” to GAAP “Net Income”

Net income (a)	$40.2	$20.4
Add:
Interest expense	12.0	12.2
Depreciation and amortization	7.5	7.6
Less:
Other income (expenses), net	0.6	0.4

Adjusted EBITDA — 100%	$59.1	$39.8

Adjusted EBITDA — our 24.5%	$14.5	$9.8

Less:
Net cash paid for interest expense	1.1	0.9
Maintenance capital expenditures	0.7	0.1

Cash Available for Distribution — 100%	$57.3	$38.8

Cash Available for Distribution — our 24.5%	$14.0	$9.5

(a) Quarter ended September 30, 2007 includes a net favorable impact of $7 million representing capitalized project development costs that were previously expensed.

Spectra Energy Partners, LP
September 2007
Market Hub — Cash Available for Distribution and Adjusted EBITDA
(Unaudited)
(In millions)

	Three Months Ended
	September 30,
	2007	2006

Market Hub

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution” to GAAP “Net Income”

Net income	$17.1	$11.2
Add:
Interest expense	0.9	1.1
Depreciation and amortization	2.4	1.9
Less:
Interest income	0.9	—
Other income (expenses), net	(0.1)	—

Adjusted EBITDA — 100%	$19.6	$14.2

Adjusted EBITDA — our 50.0%	$9.8	$7.1

Less:
Maintenance capital expenditures	0.3	2.9

Cash Available for Distribution — 100%	$19.3	$11.3

Cash Available for Distribution — our 50.0%	$9.7	$5.7

Spectra Energy Partners, LP
September 2007
Net Income
(Unaudited)
(In millions)
Reconciliation of Reported to Ongoing Net Income

	Three Months Ended
	September 30,
	2007	2006

Net Income as Reported *	134.3	13.6
Special Item — Tax Benefit	(110.5)	—

Ongoing Net Income	$23.8	$13.6

*The 2007 third quarter includes a one-time benefit of $110.5 million from the reversal of income tax liabilities.